UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009 (March 18, 2009)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
 (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2009, Rancher Energy Corp., a Nevada corporation (“Rancher Energy”), entered into an Assignment Agreement (the “Assignment”) with Merit Energy Company, LLC, a Delaware limited liability company (“Merit”), for the assignment by Rancher Energy of a portion of its right, title and interest in and to, and the assumption by Merit of Rancher Energy’s obligations related thereto, the Carbon Dioxide Sale & Purchase Agreement dated as of February 1, 2008 (the “Contract”) by and between Rancher Energy and ExxonMobil Gas & Power Marketing Company (“ExxonMobil”).  ExxonMobil has consented to the Assignment.  The Contract is included as Exhibit 10.1 to Rancher Energy’s Current Report on Form 8-K filed on February 14, 2008.

Under the terms of the Assignment, Merit may purchase up to 37.5 MMCF per day of carbon dioxide from ExxonMobil for a two-year term beginning on the Start-up Date, as defined in the Contract (the “Initial Merit Term”). ExxonMobil will deliver the contract quantities to the existing delivery point at the interconnect of the ExxonMobil and Merit pipelines near Bairoil, Wyoming.

The terms of the Assignment also provide Merit with an option to purchase an additional 6.5 MMCF per day during the Initial Merit Term.  Following the Initial Merit Term, to the extent Rancher Energy is not using for its own tertiary recovery purposes any volumes of carbon dioxide Rancher Energy is otherwise obligated, or able to purchase from ExxonMobil under the Contract, Merit has the option to purchase from Rancher Energy so much of such volumes as is elected by Merit on a monthly basis.  If, during any period in which Merit is purchasing carbon dioxide volumes under either of these options, an Event of Default (as defined in the Assignment) occurs, Rancher Energy will be required, at Merit’s sole discretion but subject to ExxonMobil’s rights and remedies under the Contract, to assign it’s remaining rights under the Contract to Merit.

The foregoing is intended to be only a summary, does not purport to be a complete description of the Assignment and is qualified in its entirety by reference to the Assignment attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

*Exhibit 10.1   Assignment Agreement.

*Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment.  The information has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated: March 24, 2009